Exhibit 32.2 - Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Donald L. Sytsma, Chief Financial Officer and Director of Georgia Exploration, Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of Georgia Exploration, Inc. for the period ended November 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Georgia Exploration, Inc.

Dated: January 22, 2007
/ s / Donald L. Sytsma

Donald L. Sytsma
Principal Accounting Officer